3Q2024
Supplemental Information
FURNISHED AS OF OCTOBER 30, 2024 - UNAUDITED

FORWARD LOOKING STATEMENTS & RISK FACTORS

This Supplemental Information report contains disclosures that are “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words and phrases such as “can,” “may,” “payable,” “indicative,” "predictive," “annualized,” “expect,” “expected,” “range of expectations,” "would have been," "budget," "will," "run-rate," and other comparable terms in this report, and include, but are not limited to, statements related to the merger between Healthcare Realty Trust Incorporated (the “Company” or "HR") and Healthcare Trust of America, Inc. (“Legacy HTA”) that closed on July 20, 2022 (the “Merger”). These forward-looking statements are made as of the date of this report and are not necessarily indicative of future performance. These statements are based on the current plans and expectations of Company management and are subject to a number of unknown risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those described in this release or implied by such forward-looking statements. Such risks and uncertainties include, among other things, the following: the Company’s expected results may not be achieved; failure to realize the expected benefits of the Merger; risks related to future opportunities and plans for the Company, including the uncertainty of expected future financial performance and results of the Company; the possibility that, if the Company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Company’s common stock could decline; pandemics or other health crises, such as COVID-19; increases in interest rates; the availability and cost of capital at expected rates; competition for quality assets; negative developments in the operating results or financial condition of the Company's tenants, including, but not limited to, their ability to pay rent; the Company's ability to reposition or sell facilities with profitable results; the Company's ability to release space at similar rates as vacancies occur; the Company's ability to renew expiring leases; government regulations affecting tenants' Medicare and Medicaid reimbursement rates and operational requirements; unanticipated difficulties and/or expenditures relating to future acquisitions and developments; changes in rules or practices governing the Company's financial reporting; the Company may be required under purchase options to sell properties and may not be able to reinvest the proceeds from such sales at rates of return equal to the return received on the properties sold; uninsured or underinsured losses related to casualty or liability; the incurrence of impairment charges on its real estate properties or other assets; and other legal and operational matters. Other risks, uncertainties and factors that could cause actual results to differ materially from those projected are detailed under the heading “Risk Factors,” in the Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2023, under the heading "Risk Factors" and other risks described from time to time thereafter in the Company's SEC filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Table of Contents

4	Highlights
7	Salient Facts
8	Corporate Information
9	Balance Sheet
10	Statements of Income
11	FFO, Normalized FFO, & FAD
12	Capital Funding & Commitments
13	Debt Metrics
14	Debt Covenants & Liquidity
15	JV and Disposition Activity
16	Joint Ventures
17	Re/development Activity
18	Portfolio
19	Health Systems
20	MOB Proximity to Hospital
21	Lease Maturity & Occupancy
22	Leasing Statistics
23	Same Store
25	NOI Reconciliations
27	EBITDA Reconciliations
28	Components of Net Asset Value
29	Components of Expected FFO

HEALTHCARE REALTY	3Q 2024 SUPPLEMENTAL INFORMATION 3

Highlights

Net (loss) income attributable to common stockholders for the three months ended September 30, 2024 was $(93.0) million or $(0.26) per diluted common share.

KEY THIRD QUARTER HIGHLIGHTS
•Normalized FFO per share of $0.39, up 1.2% over the prior year period
•$875 million of proceeds from JV and asset sale transactions through October
•$447 million of share repurchases year-to-date through October
•159,000 square feet, or 49 basis points, of multi-tenant absorption
•431,000 square feet of signed new leases in the quarter, the fifth consecutive quarter above 400,000

CAPITAL ALLOCATION
•The Company closed joint venture and asset sale transactions since the second quarter totaling $478 million bringing proceeds to approximately $875 million through October, which includes the following:
◦$522 million from joint venture transactions
◦$353 million from asset sales
•The Company has additional transactions under contract and letters of intent that are expected to increase proceeds to approximately $1.1 billion for the year.
•Through October, the Company has repurchased 27.1 million shares totaling $446.8 million at an average price of $16.48 per share.

MULTI-TENANT OCCUPANCY AND ABSORPTION
•Multi-tenant sequential occupancy gains continue to track towards full year 2024 expectations provided in the February 2024 Investor Presentation as shown below:

	3Q 2024	YTD 2024
Absorption (SF)	158,720	341,473
Change in occupancy (bps)	+ 49	+ 106

•The multi-tenant portfolio occupancy rate was 86.5% and the leased percentage was 87.8% at September 30.
•Multi-tenant occupancy has increased by 164 basis points over the trailing-twelve-month period. For the Legacy HTA properties, multi-tenant occupancy has increased by 230 basis points for the same period.
•An updated multi-tenant occupancy and NOI bridge can be found on page 5 of the Key Highlights Investor Presentation located on the Company's website.

LEASING
•Portfolio leasing activity that commenced in the third quarter totaled 1,641,000 square feet related to 455 leases:
◦1,054,000 square feet of renewals
◦587,000 square feet of new and expansion lease commencements
•The Company signed new leases totaling 431,000 square feet in the quarter, the fifth consecutive quarter above 400,000.

HEALTHCARE REALTY	3Q 2024 SUPPLEMENTAL INFORMATION 4

Highlights

SAME STORE
•Same Store cash NOI for the third quarter increased 3.1% over the same quarter in the prior year.
•Tenant retention for the third quarter was 80.5%.
•Operating expenses decreased 1.5% over the same quarter in the prior year.
•Third quarter predictive growth measures in the Same Store portfolio include:
◦Average in-place rent increases of 2.8%.
◦Future annual contractual increases of 3.1% for leases commencing in the quarter.
◦Weighted average MOB cash leasing spreads of 3.9% on 847,000 square feet renewed:
▪7% (<0% spread)
▪7% (0-3%)
▪58% (3-4%)
▪28% (>4%)

BALANCE SHEET
•As of September 30, 2024, net debt to adjusted EBITDA was 6.7 times. Net debt to adjusted EBITDA is expected to be 6.5 times at the end of the year.
•In October, the Company repaid the remaining $100 million outstanding of Unsecured Term Loan maturing July 2025.
•As of September 30, 2024, the Company had approximately $1.3 billion of availability under its credit facility.

DIVIDEND
•A dividend of $0.31 per share was paid in August 2024. A dividend of $0.31 per share will be paid on November 27, 2024 to stockholders and OP unitholders of record on November 12, 2024.

GUIDANCE
•The Company's 2024 per share guidance ranges are as follows:

			EXPECTED 2024
	ACTUAL		PRIOR		CURRENT
	3Q 2024	YTD	LOW	HIGH	LOW	HIGH
Earnings per share	$(0.26)	$(1.49)	$(1.50)	$(1.40)	$(1.60)	$(1.59)
NAREIT FFO per share	$0.21	$0.23	$0.77	$0.82	$0.58	$0.59
Normalized FFO per share	$0.39	$1.16	$1.53	$1.58	$1.55	$1.56

•The Company's 2024 guidance range includes activities outlined in the Components of Expected FFO on page 29 of the Supplemental Information.

The 2024 annual guidance range reflects the Company's view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, and operating and general and administrative expenses. The Company's guidance does not contemplate impacts from gains or losses from dispositions, potential impairments, or debt extinguishment costs, if any. There can be no assurance that the Company's actual results will not be materially higher or lower than these expectations. If actual results vary from these assumptions, the Company's expectations may change.

HEALTHCARE REALTY	3Q 2024 SUPPLEMENTAL INFORMATION 5

Highlights

EARNINGS CALL
•On Wednesday, October 30, 2024, at 11:00 a.m. Eastern Time, Healthcare Realty Trust has scheduled a conference call to discuss earnings results, quarterly activities, general operations of the Company and industry trends.
•Simultaneously, a webcast of the conference call will be available to interested parties at https://investors.healthcarerealty.com/corporate-profile/webcasts under the Investor Relations section. A webcast replay will be available following the call at the same address.
•Live Conference Call Access Details:
◦Domestic Toll-Free Number: +1 404-975-4839 access code 470628;
◦All Other Locations: +1 833-470-1428 access code 470628.
•Replay Information:
◦Domestic Toll-Free Number: +1 929-458-6194 access code 780754;
◦All Other Locations: +1 866-813-9403 access code 780754.

HEALTHCARE REALTY	3Q 2024 SUPPLEMENTAL INFORMATION 6

Salient Facts [1]

Properties

660 properties totaling 38.7M SF
67 markets in 35 states
92% managed by Healthcare Realty
93% outpatient medical facilities
60% of NOI in Top 15 Markets

Capitalization

$11.7B enterprise value as of 9/30/24
$6.5B market capitalization as of 9/30/24
359.5M shares/units outstanding as of 9/30/24
363.4M diluted WA shares outstanding
$0.31 quarterly dividend per share
BBB/Baa2 S&P/Moody's
44.3% net debt to enterprise value at 9/30/24
6.5x run rate net debt to adjusted EBITDA

1Includes properties held in joint ventures.

HEALTHCARE REALTY	3Q 2024 SUPPLEMENTAL INFORMATION 7

Corporate Information

Healthcare Realty (NYSE: HR) is a real estate investment trust (REIT) that owns and operates medical outpatient buildings primarily located around market-leading hospital campuses. The Company selectively grows its portfolio through property acquisition and development. As of September 30, 2024, the Company was invested in 660 real estate properties in 35 states totaling 38.7 million square feet and had an enterprise value of approximately $11.7 billion, defined as equity market capitalization plus the principal amount of debt less cash. The Company provided leasing and property management services to 92% of its portfolio.

EXECUTIVE OFFICERS

Todd J. Meredith
President and Chief Executive Officer

John M. Bryant, Jr.
Executive Vice President and General Counsel

Ryan E. Crowley
Executive Vice President and Chief Investment Officer

Austen B. Helfrich
Interim Chief Financial Officer

Robert E. Hull
Executive Vice President and Chief Operating Officer

Julie F. Wilson
Executive Vice President and Chief Administrative Officer

ANALYST COVERAGE

BMO Capital Markets
BTIG, LLC
Citi Research
Deutsche Bank Securities
Green Street Advisors, Inc.
J.P. Morgan Securities LLC
Jefferies LLC
KeyBanc Capital Markets Inc.
Raymond James & Associates
Scotiabank
Wedbush Securities
Wells Fargo Securities, LLC

BOARD OF DIRECTORS

J. Knox Singleton
Chairman, Healthcare Realty Trust Incorporated
Retired Chief Executive Officer, Inova Health System

Todd J. Meredith
President and Chief Executive Officer
Healthcare Realty Trust Incorporated

John V. Abbott
Retired Chief Executive Officer
Aviation Asset Management Group, General Electric Company

Nancy H. Agee
Retired President and Chief Executive Officer
Carilion Clinic

Thomas N. Bohjalian
Retired Head of U.S. Real Estate
Cohen & Steers

Vicki U. Booth
President and Board Chair
Ueberroth Family Foundation

Ajay Gupta
Chief Executive Officer
Physician Rehabilitation Network

James J. Kilroy
President and Portfolio Manager
Willis Investment Counsel

Jay P. Leupp
Managing Partner and Senior Portfolio Manager
Terra Firma Asset Management, LLC

Peter F. Lyle
Executive Vice President
Medical Management Associates, Inc.

Constance B. Moore
Retired President and CEO
BRE Properties, Inc.

Christann M. Vasquez
Retired Healthcare Executive

David R. Emery (1944-2019)
Chairman Emeritus
Healthcare Realty Trust Incorporated

HEALTHCARE REALTY	3Q 2024 SUPPLEMENTAL INFORMATION 8

Balance Sheet
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023
Real estate properties
Land	$1,195,116	$1,287,532	$1,342,895	$1,343,265	$1,387,821
Buildings and improvements	10,074,504	10,436,218	10,902,835	10,881,373	11,004,195
Lease intangibles	718,343	764,730	816,303	836,302	890,273
Personal property	9,246	12,501	12,720	12,718	12,686
Investment in financing receivables, net	123,045	122,413	122,001	122,602	120,975
Financing lease right-of-use assets	77,728	81,401	81,805	82,209	82,613
Construction in progress	125,944	97,732	70,651	60,727	85,644
Land held for development	52,408	59,871	59,871	59,871	59,871
Total real estate investments	12,376,334	12,862,398	13,409,081	13,399,067	13,644,078
Less accumulated depreciation and amortization	(2,478,544)	(2,427,709)	(2,374,047)	(2,226,853)	(2,093,952)
Total real estate investments, net	9,897,790	10,434,689	11,035,034	11,172,214	11,550,126
Cash and cash equivalents [1]	22,801	137,773	26,172	25,699	24,668
Assets held for sale, net	156,218	34,530	30,968	8,834	57,638
Operating lease right-of-use assets	259,013	261,976	273,949	275,975	323,759
Investments in unconsolidated joint ventures	417,084	374,841	309,754	311,511	325,453
Other assets, net and goodwill	491,679	559,818	605,047	842,898	822,084
Total assets	$11,244,585	$11,803,627	$12,280,924	$12,637,131	$13,103,728

LIABILITIES AND STOCKHOLDERS' EQUITY
	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023
Liabilities
Notes and bonds payable	$4,957,796	$5,148,153	$5,108,279	$4,994,859	$5,227,413
Accounts payable and accrued liabilities	197,428	195,884	163,172	211,994	204,947
Liabilities of properties held for sale	7,919	1,805	700	295	3,814
Operating lease liabilities	229,925	230,601	229,223	229,714	273,319
Financing lease liabilities	71,887	75,199	74,769	74,503	74,087
Other liabilities	180,283	177,293	197,763	202,984	211,365
Total liabilities	5,645,238	5,828,935	5,773,906	5,714,349	5,994,945

Redeemable non-controlling interests	3,875	3,875	3,880	3,868	3,195

Stockholders' equity
Preferred stock, $0.01 par value; 200,000 shares authorized	—	—	—	—	—
Common stock, $0.01 par value; 1,000,000 shares authorized	3,558	3,643	3,815	3,810	3,809
Additional paid-in capital	9,198,004	9,340,028	9,609,530	9,602,592	9,597,629
Accumulated other comprehensive (loss) income	(16,963)	6,986	4,791	(10,741)	17,079
Cumulative net income attributable to common stockholders	481,155	574,178	717,958	1,028,794	1,069,327
Cumulative dividends	(4,150,328)	(4,037,693)	(3,920,199)	(3,801,793)	(3,684,144)
Total stockholders' equity	5,515,426	5,887,142	6,415,895	6,822,662	7,003,700
Non-controlling interest	80,046	83,675	87,243	96,252	101,888
Total equity	5,595,472	5,970,817	6,503,138	6,918,914	7,105,588
Total liabilities and stockholders' equity	$11,244,585	$11,803,627	$12,280,924	$12,637,131	$13,103,728

12Q 2024 cash and cash equivalents includes $96.0 million of proceeds held in a cash escrow account from a portfolio disposition that closed on June 28, 2024 and was received by the Company on July 1, 2024.

HEALTHCARE REALTY	3Q 2024 SUPPLEMENTAL INFORMATION 9

Statements of Income
DOLLARS IN THOUSANDS

	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023
Revenues
Rental income [1]	$306,499	$308,135	$318,076	$322,076	$333,335
Interest income	3,904	3,865	4,538	4,422	4,264
Other operating	5,020	4,322	4,191	3,943	4,661
	315,423	316,322	326,805	330,441	342,260
Expenses
Property operating	120,232	117,719	121,078	121,362	131,639
General and administrative	20,124	14,002	14,787	14,609	13,396
Normalizing items [2]	(6,861)	—	—	(1,445)	—
Normalized general and administrative	13,263	14,002	14,787	13,164	13,396
Transaction costs	719	431	395	301	769
Merger-related costs	—	—	—	1,414	7,450
Depreciation and amortization	163,226	173,477	178,119	180,049	182,989
	304,301	305,629	314,379	317,735	336,243
Other income (expense)
Interest expense before merger-related fair value	(50,465)	(52,393)	(50,949)	(52,387)	(55,637)
Merger-related fair value adjustment	(10,184)	(10,064)	(10,105)	(10,800)	(10,667)
Interest expense	(60,649)	(62,457)	(61,054)	(63,187)	(66,304)
Gain on sales of real estate properties and other assets	39,310	38,338	22	20,573	48,811
Gain on extinguishment of debt	—	—	—	—	62
Impairment of real estate assets and credit loss reserves	(84,394)	(132,118)	(15,937)	(11,403)	(56,873)
Impairment of goodwill	—	—	(250,530)	—	—
Equity income (loss) from unconsolidated joint ventures	208	(146)	(422)	(430)	(456)
Interest and other (expense) income, net	(132)	(248)	275	65	139
	(105,657)	(156,631)	(327,646)	(54,382)	(74,621)
Net (loss) income	$(94,535)	$(145,938)	$(315,220)	$(41,676)	$(68,604)
Net loss (income) attributable to non-controlling interests	1,512	2,158	4,384	1,143	760
Net (loss) income attributable to common stockholders	$(93,023)	$(143,780)	$(310,836)	$(40,533)	$(67,844)

Basic earnings per common share	$(0.26)	$(0.39)	$(0.82)	$(0.11)	$(0.18)
Diluted earnings per common share	$(0.26)	$(0.39)	$(0.82)	$(0.11)	$(0.18)

Weighted average common shares outstanding - basic	358,960	372,477	379,455	379,044	378,925
Weighted average common shares outstanding - diluted [3]	358,960	372,477	379,455	379,044	378,925

STATEMENTS OF INCOME SUPPLEMENTAL INFORMATION
	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023
Interest income
Financing receivables	$2,117	$2,094	$2,117	$2,132	$2,002
Interest on mortgage and mezzanine loans	1,787	1,771	2,421	2,290	2,262
Total	$3,904	$3,865	$4,538	$4,422	$4,264

Other operating income
Parking income	$2,363	$2,463	$2,545	$2,392	$2,751
Management fee and miscellaneous income	2,657	1,859	1,646	1,551	1,910
Total	$5,020	$4,322	$4,191	$3,943	$4,661
1In 2Q 2024, rental income was reduced by $3.0 million for Steward Health revenue reserves. This consisted of $2.2 million for April and prepetition rent for May as well as $0.8 million for March. In addition, the Company reversed $2.2 million of straight-line rent receivable against rental income.
23Q 2024 and 4Q 2023 normalizing items primarily include severance-related costs.
3Potential common shares are not included in the computation of diluted earnings per share when a loss exists, as the effect would be an antidilutive per share amount. As a result, the outstanding limited partnership units in the Company's operating partnership ("OP"), totaling 3,649,637 units were not included.

HEALTHCARE REALTY	3Q 2024 SUPPLEMENTAL INFORMATION 10

FFO, Normalized FFO, & FAD [1,2,3]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023
Net loss attributable to common stockholders	$(93,023)	$(143,780)	$(310,836)	$(40,533)	$(67,844)
Net loss attributable to common stockholders per diluted share [3]	$(0.26)	$(0.39)	$(0.82)	$(0.11)	$(0.18)

Gain on sales of real estate assets	$(39,148)	$(33,431)	$(22)	$(20,573)	$(48,811)
Impairments of real estate assets	37,632	120,917	15,937	11,403	56,873
Real estate depreciation and amortization	167,821	177,350	181,161	182,272	185,143
Non-controlling loss from operating partnership units	(1,372)	(2,077)	(4,278)	(491)	(841)
Unconsolidated JV depreciation and amortization	5,378	4,818	4,568	4,442	4,421
FFO adjustments	$170,311	$267,577	$197,366	$177,053	$196,785
FFO adjustments per common share - diluted	$0.47	$0.71	$0.51	$0.46	$0.51
FFO	$77,288	$123,797	$(113,470)	$136,520	$128,941
FFO per common share - diluted [4]	$0.21	$0.33	$(0.30)	$0.36	$0.34

Transaction costs	719	431	395	301	769
Merger-related costs	—	—	—	1,414	7,450
Lease intangible amortization	(10)	129	175	261	213
Non-routine legal costs/forfeited earnest money received	306	465	—	(100)	—
Debt financing costs	—	—	—	—	(62)
Restructuring and severance-related charges	6,861	—	—	1,445	—
Credit losses and gains on other assets, net [5]	46,600	8,525	—	—	—
Impairment of goodwill	—	—	250,530	—	—
Merger-related fair value adjustment	10,184	10,064	10,105	10,800	10,667
Unconsolidated JV normalizing items [6]	101	89	87	89	90
Normalized FFO adjustments	$64,761	$19,703	$261,292	$14,210	$19,127
Normalized FFO adjustments per common share - diluted	$0.18	$0.05	$0.68	$0.04	$0.05
Normalized FFO	$142,049	$143,500	$147,822	$150,730	$148,068
Normalized FFO per common share - diluted	$0.39	$0.38	$0.39	$0.39	$0.39

Non-real estate depreciation and amortization	276	313	485	685	475
Non-cash interest amortization, net [7]	1,319	1,267	1,277	1,265	1,402
Rent reserves, net [8]	(27)	1,261	(151)	1,404	442
Straight-line rent income, net	(5,771)	(6,799)	(7,633)	(7,872)	(8,470)
Stock-based compensation	4,064	3,383	3,562	3,566	2,556
Unconsolidated JV non-cash items [9]	(376)	(148)	(122)	(206)	(231)
Normalized FFO adjusted for non-cash items	141,534	142,777	145,240	149,572	144,242
2nd generation TI	(16,951)	(12,287)	(20,204)	(18,715)	(21,248)
Leasing commissions paid	(10,266)	(10,012)	(15,215)	(14,978)	(8,907)
Building capital	(7,389)	(12,835)	(5,363)	(17,393)	(14,354)
Total maintenance capex	(34,606)	(35,134)	(40,782)	(51,086)	(44,509)
FAD	$106,928	$107,643	$104,458	$98,486	$99,733
Quarterly dividends and OP distributions	$113,770	$118,627	$119,541	$118,897	$119,456
FFO wtd avg common shares outstanding - diluted [10]	363,370	376,556	383,413	383,326	383,428

1Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by NAREIT. NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.”
2FFO, Normalized FFO and Funds Available for Distribution ("FAD") do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company's operating performance or as alternatives to cash flow as measures of liquidity.
3Potential common shares are not included in the computation of diluted earnings per share when a loss exists, as the effect would be an antidilutive per share amount.
4For 1Q 2024, basic weighted average common shares outstanding was the denominator used in the per share calculation.
53Q 2024 includes $46.8 million of credit loss reserves and $0.2 million gain on other assets. 2Q 2024 includes $11.2 million of credit loss reserves and $2.2 million write-off of prior period Steward Health straight-line rent, offset by $4.9 million gain on other assets.
6Includes the Company's proportionate share of normalizing items related to unconsolidated joint ventures such as lease intangibles and acquisition and pursuit costs.
7Includes the amortization of deferred financing costs, discounts and premiums, and non-cash financing receivable amortization.
82Q 2024 includes $0.8 million related to the Steward Health revenue reserve for March.
9Includes the Company's proportionate share of straight-line rent, net and rent reserves, net related to unconsolidated joint ventures.
10The Company utilizes the treasury stock method, which includes the dilutive effect of nonvested share-based awards outstanding of 760,552 for the three months ended September 30, 2024. Also includes the diluted impact of 3,649,637 OP units outstanding.

HEALTHCARE REALTY	3Q 2024 SUPPLEMENTAL INFORMATION 11

Capital Funding & Commitments
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

ACQUISITION AND RE/DEVELOPMENT FUNDING
	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023
Acquisitions [1]	$—	$—	$—	$—	$11,450
Re/development [2]	44,590	44,796	21,580	32,272	30,945
1st generation TI & acquisition capex [3]	15,677	13,010	12,421	7,632	9,013

MAINTENANCE CAPITAL EXPENDITURES FUNDING
	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023
2nd generation TI	$16,951	$12,287	$20,204	$18,715	$21,248
Leasing commissions paid	10,266	10,012	15,215	14,978	8,907
Building capital	7,389	12,835	5,363	17,393	14,354
	$34,606	$35,134	$40,782	$51,086	$44,509
% of Cash NOI
2nd generation TI	8.8%	6.2%	10.1%	9.2%	10.4%
Leasing commissions paid	5.3%	5.0%	7.6%	7.3%	4.4%
Building capital	3.8%	6.5%	2.7%	8.5%	7.0%
	17.9%	17.7%	20.4%	25.0%	21.8%

LEASING COMMITMENTS [4]
	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023
Renewals
Square feet	909,844	788,862	1,454,998	582,239	625,762
2nd generation TI/square foot/lease year	$1.91	$1.81	$2.39	$1.89	$1.76
Leasing commissions/square foot/lease year	$1.36	$1.33	$0.90	$1.66	$1.48
Renewal commitments as a % of annual net rent	12.2%	13.6%	13.8%	12.7%	13.1%
WALT (in months) [5]	50.3	52.3	60.5	43.1	42.1

New leases
Square feet	462,756	252,795	337,357	315,243	344,524
2nd generation TI/square foot/lease year	$7.18	$6.90	$7.32	$5.98	$5.57
Leasing commissions/square foot/lease year	$1.91	$1.98	$1.68	$1.72	$1.81
New lease commitments as a % of annual net rent	39.9%	43.3%	42.8%	33.4%	32.1%
WALT (in months) [5]	94.7	82.6	92.8	90.2	85.8

All
Square feet	1,372,600	1,041,657	1,792,355	897,482	970,286
Leasing commitments as a % of annual net rent	24.0%	22.6%	20.5%	21.9%	22.6%
WALT (in months) [5]	65.3	59.6	66.6	59.6	57.6

1Acquisitions include properties acquired through joint ventures at the Company's ownership percentage.
2Re/development funding includes capital spend on re/developments, development completions and unstabilized properties.
3Acquisition capex includes near-term fundings underwritten as part of recent acquisitions. 1st generation tenant improvements for re/developments are excluded.
4Reflects leases commencing in the quarter. Excludes recently acquired or disposed properties, development completions, construction in progress, land held for development, corporate property, redevelopment properties, unstabilized properties, planned dispositions and assets classified as held for sale.
5WALT = weighted average lease term.

HEALTHCARE REALTY	3Q 2024 SUPPLEMENTAL INFORMATION 12

Debt Metrics[1]
DOLLARS IN THOUSANDS

SUMMARY OF INDEBTEDNESS AS OF SEPTEMBER 30, 2024
	PRINCIPAL BALANCE	BALANCE [1]	MATURITY DATE [2]	MONTHS TO MATURITY [2]	INTEREST EXPENSE	CONTRACTUAL INTEREST EXPENSE	CONTRACTUAL RATE	EFFECTIVE RATE	FAIR VALUE MERGER ADJUSTED
SENIOR NOTES	$250,000	$249,771	5/1/2025	7	$2,470	$2,422	3.88%	4.12%
	600,000	584,836	8/1/2026	22	7,214	5,251	3.50%	4.94%	Y
	500,000	486,990	7/1/2027	33	5,788	4,687	3.75%	4.76%	Y
	300,000	297,877	1/15/2028	40	2,785	2,719	3.63%	3.85%
	650,000	583,329	2/15/2030	65	7,701	5,037	3.10%	5.30%	Y
	299,500	297,086	3/15/2030	66	1,928	1,797	2.40%	2.72%
	299,785	296,214	3/15/2031	78	1,593	1,536	2.05%	2.25%
	800,000	662,721	3/15/2031	78	8,455	4,000	2.00%	5.13%	Y
	$3,699,285	$3,458,824		50	$37,934	$27,449	2.97%	4.44%
TERM LOANS	$100,000	$99,740	7/20/2025	10	$3,593	$3,593	SOFR + 1.04%	6.24%
	200,000	199,833	5/31/2026	20	3,240	3,240	SOFR + 1.04%	6.24%
	150,000	149,753	6/1/2026	20	2,430	2,430	SOFR + 1.04%	6.24%
	300,000	299,975	10/31/2026	25	4,860	4,860	SOFR + 1.04%	6.24%
	200,000	199,605	7/20/2027	33	3,240	3,240	SOFR + 1.04%	6.24%
	300,000	298,603	1/20/2028	39	4,860	4,860	SOFR + 1.04%	6.24%
	$1,250,000	$1,247,509		27	$22,223	$22,223		6.24%
$1.5B CREDIT FACILITY	$206,000	$206,000	10/31/2027	37	$2,147	$2,147	SOFR + 0.94%	5.79%
MORTGAGES	$45,622	$45,463	various	19	$501	$511	4.04%	4.17%
	$5,200,907	$4,957,796		44	$62,805	$52,330	3.88%	4.94%	$2,550,000
Less cash	(22,801)
Net debt	$5,178,106
Interest rate swaps					(3,789)	(3,789)
Interest cost capitalization					(1,295)	—
Unsecured credit facility fee & deferred financing costs					1,994	767
Financing right-of-use asset amortization					934	—
					$60,649	$49,308

DEBT MATURITIES SCHEDULE AS OF SEPTEMBER 30, 2024
	PRINCIPAL PAYMENTS
	BANK LOANS	SENIOR NOTES	MORTGAGE NOTES	TOTAL	WA RATE
2024			$343	$343	3.94%
2025	$100,000	$250,000	16,375	366,375	4.54%
2026	650,000	600,000	28,904	1,278,904	4.90%
2027	406,000	500,000		906,000	4.76%
2028	300,000	300,000		600,000	4.93%
Thereafter		2,049,285		2,049,285	2.41%
Total	$1,456,000	$3,699,285	$45,622	$5,200,907	3.88%
Net debt				$5,178,106
Fixed rate debt balance	$1,075,000	$3,699,285	$45,622	$4,819,907
% fixed rate debt, net of cash				93%
Company share of JV net debt			$30,054

INTEREST RATE SWAPS
MATURITY	AMOUNT	FIXED SOFR RATE
May 2026	$275,000	3.74%
June 2026	150,000	3.83%
December 2026	150,000	3.84%
June 2027	200,000	4.27%
December 2027	300,000	3.93%
As of 9/30/2024	$1,075,000	3.92%

1Balances are reflected net of discounts, fair value adjustments, and deferred financing costs and include premiums.
2Includes extension options.

HEALTHCARE REALTY	3Q 2024 SUPPLEMENTAL INFORMATION 13

Debt Covenants & Liquidity
DOLLARS IN THOUSANDS

SELECTED FINANCIAL DEBT COVENANTS YEAR ENDED SEPTEMBER 30, 2024 [1]
	CALCULATION	REQUIREMENT	PER DEBT COVENANTS
Revolving credit facility and term loan
Leverage ratio	Total debt/total capital	Not greater than 60%	39.4%
Secured leverage ratio	Total secured debt/total capital	Not greater than 30%	0.3%
Unencumbered leverage ratio	Unsecured debt/unsecured real estate	Not greater than 60%	42.3%
Fixed charge coverage ratio	EBITDA/fixed charges	Not less than 1.50x	3.1x
Unsecured coverage ratio	Unsecured EBITDA/unsecured interest	Not less than 1.75x	3.1x
Asset investments	Unimproved land, JVs & mortgages/total assets	Not greater than 35%	10.6%

Senior Notes
Incurrence of total debt	Total debt/total assets	Not greater than 60%	39.4%
Incurrence of debt secured by any lien	Secured debt/total assets	Not greater than 40%	0.3%
Maintenance of total unsecured assets	Unencumbered assets/unsecured debt	Not less than 150%	250.0%
Debt service coverage	EBITDA/interest expense	Not less than 1.5x	3.1x

Other
Net debt to adjusted EBITDA [2]	Net debt (debt less cash)/adjusted EBITDA	Not required	6.7x
Run-rate net debt to adjusted EBITDA [4]	Run-rate net debt (debt less cash)/adjusted EBITDA [4]	Not required	6.5x
Net debt to enterprise value [3]	Net debt/enterprise value	Not required	44.3%

LIQUIDITY SOURCES
Cash	$22,801
Unsecured credit facility availability	1,294,000
Consolidated unencumbered assets (gross) [5]	12,414,402

1Does not include all financial and non-financial covenants and restrictions that are required by the Company's various debt agreements. Financial measures include the Company's proportionate share of unconsolidated joint ventures, as applicable.
2Net debt includes the Company's share of unconsolidated JV net debt. See page 27 for a reconciliation of adjusted EBITDA.
3Based on the closing price of $18.15 on September 30, 2024 and 359,456,876 shares outstanding including outstanding OP units.
4Run-rate net debt to adjusted EBITDA reflects expected proceeds from additional asset sales and JV transactions.
5Annualized third quarter 2024 unencumbered asset NOI was $738.3 million.

HEALTHCARE REALTY	3Q 2024 SUPPLEMENTAL INFORMATION 14

JV & Disposition Activity
DOLLARS IN THOUSANDS

JV AND DISPOSITION ACTIVITY
LOCATION	COUNT	TYPE	CLOSING	SQUARE FEET	LEASED %	SALE PRICE	PROCEEDS	% OWNERSHIP RETAINED
Joint Ventures
KKR JV [1]	10	MOB	5/23/2024	556,274	99%	$284,348	$227,478	20%
KKR JV [1]	1	MOB	6/6/2024	129,879	100%	54,858	43,886	20%
KKR JV [1]	4	MOB	8/23/2024	266,782	93%	118,000	94,400	20%
Nuveen JV [2]	7	MOB	8/27/2024	473,003	89%	177,250	156,180	20%

YTD joint venture activity	22			1,425,938	95%	$634,456	$521,944

Dispositions
Albany, NY	1	MOB	4/1/2024	14,800	—%	$725	$725	—
San Angelo, TX	1	MOB	4/12/2024	24,580	100%	5,085	5,085	—
Houston, TX	1	MOB	5/20/2024	37,040	5%	250	250	—
Denver, CO	1	MOB	5/30/2024	37,130	100%	19,000	19,000	—
Minneapolis, MN	1	MOB	6/21/2024	50,291	23%	1,082	1,082	—
Greensboro/Raleigh, NC [3]	9	MOB	6/28/2024	309,424	97%	99,518	99,518	—
Albany, NY	1	OFFICE	8/2/2024	180,000	100%	6,300	6,300	—
Charlotte, NC	1	MOB	8/6/2024	90,633	100%	26,670	26,670	—
Charleston, SC	1	MOB	8/13/2024	46,711	46%	14,500	14,500	—
Austin, TX	1	MOB	9/13/2024	76,246	100%	42,281	42,281	—
Raleigh, NC	1	MOB	9/26/2024	5,934	100%	1,813	1,813	—
Houston, TX [4]	1	MOB	10/3/2024	140,012	66%	12,000	2,400	—
Greensboro, NC	1	MOB	10/9/2024	35,373	100%	12,514	12,514	—
Des Moines, IA	1	MOB	10/15/2024	95,486	98%	31,750	31,750	—
Albany, NY	1	MOB	10/15/2024	80,676	72%	9,500	9,500	—
Salt Lake City, UT [5]	1	MOB	10/24/2024	112,192	72%	30,712	25,400	—
Miami, FL	1	MOB	10/25/2024	102,186	96%	36,789	36,789	—
Miami, FL	2	MOB	10/25/2024	60,761	92%	17,767	17,767	—

YTD disposition activity	27			1,499,475	84%	$368,256	$353,344

YTD total JV and disposition activity	49			2,925,413	89%	$1,002,712	$875,288
Average cap rate [6]						6.6%

1The Company sold the following MOBs into a joint venture, retaining 20% ownership: one in each of Raleigh, NC, New York, NY, Philadelphia, PA, Atlanta, GA, Austin, TX, Houston, TX, Miami, FL, and Denver, CO; two MOBs in Los Angeles and five in Seattle, WA.
2The Company sold the following MOBs into a joint venture, retaining 20% ownership: one in each of Dallas, TX, San Antonio, TX and Atlanta, GA; and two MOBs in each of Nashville, TN and Denver, CO. The joint venture obtained secured financing of 40% of the contribution value. The proceeds are net of the Company's share of the secured financing.
3The Company sold seven MOBs in Greensboro, NC and two non-clustered single-tenant MOBs in Raleigh, NC to a single buyer in a single transaction.
4The Company provided seller financing of approximately $9.6 million in connection with this sale.
5The Company sold an MOB that was included in a consolidated joint venture in which the Company held a 63% ownership interest. Proceeds include the Company's pro-rata share of the purchase price as well as amounts due to the Company by the joint venture.
6Cap rate represents the in-place cash NOI divided by sales price.

HEALTHCARE REALTY	3Q 2024 SUPPLEMENTAL INFORMATION 15

Joint Ventures [1]
DOLLARS IN THOUSANDS

PORTFOLIOS
	WA OWNERSHIP INTEREST			3Q 2024
JOINT VENTURE		# OF PROPERTIES	SQUARE FEET	OCCUPANCY	NOI	NOI AT SHARE	SAME STORE NOI AT SHARE
Nuveen	41%	28	1,526,776	86%	$6,030	$2,680	$2,460
CBRE	20%	4	283,880	56%	1,586	317	192
KKR	20%	15	952,935	98%	6,541	1,308	—
Other [2]	43%	8	499,555	100%	4,166	1,861	1,735
Total		55	3,263,146	89%	$18,323	$6,166	$4,387

BALANCE SHEET
JOINT VENTURE	REAL ESTATE INVESTMENT [3]	DEBT [3]	DEBT AT SHARE	INTEREST RATE
Nuveen	$596,705	$71,900	$14,380	5.9%
CBRE	132,688	—	—	—
KKR	428,403	—	—	—
Other [2]	237,011	69,100	27,640	5.3%
Total	$1,394,807	$141,000	$42,020	5.6%
Net debt at JV share			$30,054

1Excludes assets held for sale and construction in progress.
2Includes two unconsolidated joint ventures. Ownership percentages are weighted based on investment.
3Represents 100% of the real estate assets and debt of the joint ventures.

HEALTHCARE REALTY	3Q 2024 SUPPLEMENTAL INFORMATION 16

Re/development Activity
DOLLARS IN THOUSANDS

RE/DEVELOPMENT PROJECTS
MARKET	ASSOCIATED HEALTH SYSTEM	SQUARE FEET	CURRENT LEASED %	BUDGET	COST TO COMPLETE	ESTIMATED COMPLETION/INITIAL LEASE COMMENCEMENT
Active development
Raleigh, NC	UNC REX Health	120,694	42%	$52,600	$10,231	4Q 2024
Phoenix, AZ	HonorHealth	101,000	80%	58,000	3,784	4Q 2024
Fort Worth, TX [1]	Baylor Scott & White	101,000	40%	48,200	15,946	1Q 2026
Total development		322,694	53%	$158,800	$29,961
Projected stabilized yield - 7.0%-8.5%
Estimated stabilization period post completion - 12 - 36 months

Active redevelopment
Washington, DC	Inova Health	259,290	88%	$17,557	$6,728	4Q 2024
Houston, TX	HCA	314,861	63%	30,000	19,072	4Q 2026
Charlotte, NC	Novant Health	169,135	83%	18,700	5,198	4Q 2025
Washington, DC	Inova Health	57,323	88%	10,078	2,557	4Q 2025
Total redevelopment		800,609	77%	$76,335	$33,555
Occupied %			69%
Projected stabilized yield - 9.0%-12.0%
Estimated stabilization period post completion - 12 - 36 months

Total active re/development projects		1,123,303	70%	$235,135	$63,516

1The Company expects to enter into an equity joint venture with an institutional investor providing 80% of the equity required to fund the development project.

HEALTHCARE REALTY	3Q 2024 SUPPLEMENTAL INFORMATION 17

Portfolio [1,2]
DOLLARS IN THOUSANDS

MARKETS
		COUNT	SQUARE FEET						WHOLLY OWNED
MARKET	MSA RANK		MOB	INPATIENT	OFFICE	WHOLLY OWNED	JOINT VENTURES	TOTAL	% OF NOI	CUMULATIVE % OF NOI
Dallas, TX	4	50	3,182,296	146,519	199,800	3,528,615	274,268	3,802,883	9.7%	9.7%
Seattle, WA	15	29	1,335,380			1,335,380	257,121	1,592,501	5.6%	15.3%
Houston, TX	5	29	2,064,475	67,500		2,131,975	109,608	2,241,583	4.8%	20.1%
Charlotte, NC	23	31	1,702,275			1,702,275		1,702,275	4.7%	24.8%
Denver, CO	19	33	1,553,356			1,553,356	306,949	1,860,305	4.0%	28.8%
Los Angeles, CA	2	30	950,269	63,000		1,013,269	786,520	1,799,789	3.9%	32.7%
Atlanta, GA	8	26	1,273,816			1,273,816	96,108	1,369,924	3.7%	36.4%
Boston, MA	11	17	806,410			806,410		806,410	3.7%	40.1%
Phoenix, AZ	10	35	1,512,304			1,512,304		1,512,304	3.2%	43.3%
Tampa, FL	18	19	971,975			971,975		971,975	3.0%	46.3%
Raleigh, NC	41	26	980,469			980,469	75,494	1,055,963	2.8%	49.1%
Miami, FL	9	15	981,406			981,406	52,178	1,033,584	2.8%	51.9%
Indianapolis, IN	33	41	1,162,955	61,398		1,224,353	273,479	1,497,832	2.8%	54.7%
Nashville, TN	35	13	1,134,891		108,691	1,243,582	106,981	1,350,563	2.7%	57.4%
Memphis, TN	44	11	802,221	54,416		856,637		856,637	2.1%	59.5%
New York, NY	1	15	647,004			647,004	57,411	704,415	2.0%	61.5%
Austin, TX	27	12	657,575			657,575	129,879	787,454	2.0%	63.5%
Chicago, IL	3	6	607,845			607,845		607,845	2.0%	65.5%
Washington, DC	6	9	692,107			692,107		692,107	2.0%	67.5%
Honolulu, HI	56	6	439,500			439,500		439,500	2.0%	69.5%
Other (47 Market)		207	9,655,905	540,974	1,048,363	11,245,242	737,150	11,982,392	30.5%	100.0%
Total		660	33,114,434	933,807	1,356,854	35,405,095	3,263,146	38,668,241	100.0%
Number of properties			584	15	6	605	55	660
% of square feet			93.6%	2.6%	3.8%	100.0%
% multi-tenant			85.9%	—%	77.2%	83.3%
Investment			$11,247,130	$436,292	$421,911	$12,105,333
Quarterly cash NOI [2]			$167,125	$8,195	$5,307	$180,627
% of cash NOI			92.5%	4.5%	3.0%	100.0%

BY OWNERSHIP AND TENANT TYPE
	WHOLLY OWNED		JOINT VENTURES
	MULTI-TENANT	SINGLE-TENANT	MULTI-TENANT	SINGLE-TENANT	TOTAL
Number of properties	491	114	42	13	660
Square feet	29,508,901	5,896,194	2,731,094	532,052	38,668,241
% of square feet	76.3%	15.2%	7.1%	1.4%	100.0%
Investment [2]	$9,602,369	$2,502,964	$361,427	$100,320	$12,567,080
Quarterly cash NOI [2]	$139,792	$40,835	$4,612	$1,545	$186,784
% of cash NOI	74.8%	21.9%	2.5%	0.8%	100.0%

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Excludes assets held for sale, land held for development, construction in progress and corporate property.

HEALTHCARE REALTY	3Q 2024 SUPPLEMENTAL INFORMATION 18

Health Systems [1,2]

MOB PORTFOLIO
			BUILDING SQUARE FEET			# OF BLDGS		LEASED BY HEALTH SYSTEM	% OF LEASED SF	# OF LEASES
HEALTH SYSTEM	SYSTEM RANK [3]	CREDIT RATING	ON/ADJACENT [4]	OFF-CAMPUS AFFILIATED [5]	TOTAL		% OF NOI
HCA	1	BBB-/Baa3	2,136,592	770,430	2,907,022	43	7.8%	809,266	2.5%	133
CommonSpirit	4	A-/A3	1,801,813	564,790	2,366,603	43	6.3%	743,838	2.3%	143
Baylor Scott & White	21	AA-/Aa3	2,493,934	66,376	2,560,310	28	6.2%	1,194,155	3.8%	194
Ascension Health	3	AA+/Aa2	2,262,563	97,551	2,360,114	25	5.8%	972,638	3.1%	150
Advocate Health	14	AA/Aa3	898,199	388,316	1,286,515	20	4.3%	1,079,940	3.4%	101
Tenet Healthcare Corporation	6	B+/B1	1,024,007	238,375	1,262,382	21	2.7%	315,699	1.0%	60
AdventHealth	11	AA/Aa2	758,638	118,585	877,223	13	2.7%	384,529	1.2%	82
UW Medicine (Seattle)	91	AA+/Aaa	461,363	169,709	631,072	10	2.6%	294,971	0.9%	32
Wellstar Health System	75	A+/A2	866,644	—	866,644	17	2.5%	561,785	1.8%	75
Providence Health & Services	5	A/A2	614,167	31,601	645,768	12	2.4%	254,878	0.8%	50
Community Health Systems	8	CCC+/Caa2	785,169	—	785,169	16	2.0%	353,558	1.1%	45
Trinity Health	7	AA-/Aa3	830,772	8,156	838,928	12	2.0%	454,969	1.4%	54
Indiana University Health	26	AA/Aa2	416,978	269,320	686,298	10	2.0%	376,842	1.2%	50
Baptist Memorial Health Care	89	A-2/--	544,122	150,228	694,350	9	1.7%	407,894	1.3%	50
Tufts Medicine	None	BBB-/Aa3	252,087	0	252,087	2	1.7%	252,087	0.8%	2
University of California Health	None	AA/Aa2	477,272	0	477,272	9	1.6%	30,080	0.1%	11
Hawaii Pacific Health	181	--/A1	173,502	124,925	298,427	3	1.5%	98,656	0.3%	39
WakeMed	185	--/A2	374,207	101,597	475,804	13	1.5%	138,331	0.4%	20
Banner Health	24	AA-/--	749,075	31,039	780,114	24	1.4%	122,252	0.4%	32
Sutter Health	12	A+/A1	175,591	99,947	275,538	4	1.3%	105,752	0.3%	22
Bon Secours Health System	22	A+/A2	405,945	—	405,945	6	1.3%	242,817	0.8%	50
Other (70 Credit Rated)			6,941,842	3,397,631	10,339,473	195	28.6%	3,999,660	12.6%
Subtotal - credit rated [6]			25,444,482	6,628,576	32,073,058	535	89.9%	13,194,597	41.5%
Other non-credit rated [7]			1,014,100	660,091	1,674,191	37	4.7%	854,358	2.7%
Off-campus non-affiliated [8]			—	2,404,255	2,404,255	60	5.4%	—	—%
Total			26,458,582	9,692,922	36,151,504	632	100.0%	14,048,955	44.2%
Joint ventures			2,191,564	845,506	3,037,070
Wholly-owned			24,267,018	8,847,416	33,114,434

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Excludes construction in progress and assets classified as held for sale.
3Ranked by revenue based on Modern Healthcare's Healthcare Systems Financials Database.
4The Company defines an adjacent property as being no more than 0.25 miles from a hospital campus.
5Includes off-campus buildings where health systems lease 20% or more of the property and/or are located within 2 miles from a hospital campus.
6Based on square footage, 88% is associated and 38% is leased by an investment-grade rated healthcare provider.
7Includes 37 properties associated with hospital systems that are not credit rated. Steward Health leases 593,000 square feet and represents 2.0% of total company rental income.
8Includes off-campus buildings that are not 20% or more leased by a health system and are more than two miles from a hospital campus.

HEALTHCARE REALTY	3Q 2024 SUPPLEMENTAL INFORMATION 19

MOB Proximity to Hospital [1,2,3]

MOB BY LOCATION
	# OF PROPERTIES	SQUARE FEET	TOTAL	% GROUND LEASED
On campus	259	19,913,710	55.1%	72.4%
Adjacent to campus [4]	151	6,544,872	18.1%	13.6%
Total on/adjacent	410	26,458,582	73.2%	57.8%
Off campus - affiliated [5]	162	7,288,667	20.2%	16.4%
Off campus	60	2,404,255	6.6%	10.9%
	632	36,151,504	100.0%	46.4%
Wholly-owned	584	33,114,434
Joint ventures	48	3,037,070

MOB BY CLUSTER [6]
	TOTAL			HOSPITAL CENTRIC [7]
	# OF PROPERTIES	SQUARE FEET	% OF SQUARE FEET	# OF PROPERTIES	SQUARE FEET	% OF SQUARE FEET
Clustered	461	25,704,846	71.1%	379	22,465,178	72.9%
Non-clustered	171	10,446,658	28.9%	119	8,356,834	27.1%
Total	632	36,151,504	100.0%	498	30,822,012	100.0%

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Includes joint venture properties and excludes construction in progress and assets classified as held for sale.
3Proximity to hospital campus includes acute care hospitals with inpatient beds. The Company does not consider inpatient rehab hospitals (IRFs), skilled nursing facilities (SNFs) or long-term acute care hospitals (LTACHs) to be hospital campuses for distance calculations.
4The Company defines an adjacent property as being no more than 0.25 miles from a hospital campus.
5Includes off-campus buildings where health systems lease 20% or more of the property and/or are located within 2 miles from a hospital campus.
6A cluster is defined as at least two properties within a geographic radius of two miles. The Company believes clusters provide operational efficiencies and greater local leasing knowledge that accelerate NOI growth.
7Includes buildings that are located within two miles of a hospital campus.

HEALTHCARE REALTY	3Q 2024 SUPPLEMENTAL INFORMATION 20

Lease Maturity & Occupancy [1,2]

LEASE MATURITY SCHEDULE
	SQUARE FEET						# OF WHOLLY-OWNED LEASES
	WHOLLY-OWNED AND JOINT VENTURE
	MULTI-TENANT [3]	SINGLE-TENANT	TOTAL	% OF TOTAL	JOINT VENTURES	WHOLLY-OWNED
Month-to-month	307,309	17,744	325,053	1.0%	13,618	311,435	141
4Q 2024	994,449	104,517	1,098,966	3.2%	51,321	1,047,645	277
2025	4,230,884	973,027	5,203,911	15.2%	324,767	4,879,144	1,280
2026	3,956,290	304,579	4,260,869	12.5%	226,776	4,034,093	1,056
2027	3,908,201	1,023,495	4,931,696	14.4%	330,535	4,601,161	1,052
2028	3,105,417	610,332	3,715,749	10.9%	184,783	3,530,966	838
2029	2,923,799	909,555	3,833,354	11.2%	461,267	3,372,087	750
2030	1,866,304	729,095	2,595,399	7.6%	191,263	2,404,136	362
2031	1,282,073	247,489	1,529,562	4.5%	173,573	1,355,989	285
2032	1,840,400	368,172	2,208,572	6.5%	244,673	1,963,899	291
2033	984,229	177,327	1,161,556	3.4%	142,841	1,018,715	197
Thereafter	2,482,552	804,950	3,287,502	9.5%	562,407	2,725,095	363
Total occupied	27,881,907	6,270,282	34,152,189	88.3%	2,907,824	31,244,365	6,892
Total building	32,239,995	6,428,246	38,668,241		3,263,146	35,405,095
Occupancy	86.5%	97.5%	88.3%		89.1%	88.2%
Leased %	87.8%	98.3%	89.6%		90.1%	89.5%
WALTR (months) [4]	49.6	65.2	52.5			50.4
WALT (months) [4]	92.0	136.9	100.2			99.2

QUARTERLY LEASING ACTIVITY [5]
	MULTI-TENANT		SINGLE-TENANT		TOTAL
	ABSORPTION ACTIVITY	SQUARE FEET	ABSORPTION ACTIVITY	SQUARE FEET	ABSORPTION ACTIVITY	SQUARE FEET
Occupied square feet, beginning of period		28,376,105		6,489,545		34,865,650
Dispositions and assets held for sale		(652,918)		(180,000)		(832,918)
Expirations and early vacates	(1,314,267)		(207,528)		(1,521,795)
Renewals, amendments and extensions	908,216		146,215		1,054,431
New lease commencements	564,771		22,050		586,821
Absorption		158,720		(39,263)		119,457
Occupied square feet, end of period		27,881,907		6,270,282		34,152,189

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Excludes land held for development, construction in progress, corporate property and assets classified as held for sale, unless noted otherwise.
3The average lease size in the wholly-owned multi-tenant portfolio is 3,855 square feet.
4WALTR = weighted average lease term remaining; WALT = weighted average lease term.
5Excludes month-to-month activity until such time that a term renewal is signed or the tenant vacates.

HEALTHCARE REALTY	3Q 2024 SUPPLEMENTAL INFORMATION 21

Leasing Statistics [1,2]

SAME STORE RENEWALS [2]
	3Q 2024	YTD

MOB cash leasing spreads [3]	3.9%	3.6%

MOB cash leasing spreads distribution
< 0% spread	7.1%	6.5%
0-3% spread	7.3%	8.3%
3-4% spread	58.1%	56.8%
> 4% spread	27.5%	28.4%
Total	100.0%	100.0%

MOB tenant retention rate	80.5%	83.8%

AVERAGE IN-PLACE CONTRACTUAL INCREASES [4]
	MULTI-TENANT		SINGLE-TENANT		TOTAL
	% INCREASE	% OF BASE RENT	% INCREASE	% OF BASE RENT	% INCREASE	% OF BASE RENT
Same store [2]	2.87%	74.0%	2.52%	17.6%	2.81%	91.6%
Acquisitions	2.79%	4.1%	2.65%	0.8%	2.77%	4.9%
Other [5]	2.84%	3.5%	2.00%	0.1%	2.82%	3.5%
Total	2.87%	81.5%	2.53%	18.5%	2.81%	100.0%
Escalator type
Fixed	2.85%	96.8%	2.57%	89.0%	2.80%	95.4%
CPI	3.47%	3.2%	2.19%	11.0%	2.91%	4.6%

SAME STORE TYPE AND OWNERSHIP STRUCTURE [2]
	MULTI-TENANT	SINGLE-TENANT	TOTAL
Tenant type
Hospital	45.9%	61.3%	48.9%
Physician and other	54.1%	38.7%	51.1%

Lease structure
Gross	9.1%	1.4%	7.6%
Modified gross	31.9%	10.4%	27.8%
Net	59.0%	63.7%	59.9%
Absolute net [6]	—%	24.5%	4.7%

Ownership type
Ground lease	46.7%	40.8%	45.7%
Fee simple	53.3%	59.2%	54.3%

# OF LEASES BY SIZE [7]
LEASED SQUARE FEET	# OF LEASES	WALT	WALTR
0 - 2,500	3,604	70.6	37.4
2,501 - 5,000	1,705	80.8	41.6
5,001 - 7,500	608	91.6	45.9
7,501 - 10,000	333	97.4	53.4
10,001 +	642	118.2	58.7
Total Leases	6,892	99.2	50.4

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Same store properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, same store properties exclude properties that were recently acquired or disposed of, properties classified as held for sale or intended for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.
3Excludes non-MOB renewals of 63,000 square feet and 130,500 square feet for the third quarter and year-to-date, respectively.
4Excludes leases with lease terms of one year or less.
5Includes redevelopment properties, development completion, and joint ventures.
6Tenant is typically responsible for operating expenses and capital obligations.
7Excludes joint ventures, land held for development, construction in progress, corporate property and assets classified as held for sale.

HEALTHCARE REALTY	3Q 2024 SUPPLEMENTAL INFORMATION 22

Same Store [1,2]
DOLLARS IN THOUSANDS, EXCEPT PER SQUARE FOOT DATA

TOTAL CASH NOI
	% of Total NOI	3Q 2024	2Q 2024	3Q 2023	Y-o-Y% CHANGE	YTD 2024	YTD 2023	% CHANGE
Multi-tenant	70%	$135,045	$135,841	$131,079	3.0%	$405,602	$394,794	2.7%
Single-tenant	21%	40,842	38,750	39,528	3.3%	120,528	117,040	3.0%
Joint venture	2%	4,387	4,395	4,178	5.0%	13,175	12,645	4.2%
Same store	93%	$180,274	$178,986	$174,785	3.1%	$539,305	$524,479	2.8%
Planned dispositions	—%	(14)	57	(100)	(86.0%)	82	280	(70.7%)
Re/development	2%	3,373	3,558	2,887	16.8%	10,111	9,771	3.5%
Wholly owned and joint venture acquisitions	1%	2,406	1,368	817	194.5%	4,609	1,616	185.2%
Development completions	—%	756	738	622	21.5%	2,193	1,509	45.3%
Completed dispositions & assets held for sale	3%	6,483	14,195	25,710	(74.8%)	36,258	84,280	(57.0%)
Total cash NOI	100%	$193,278	$198,902	$204,721	(5.6%)	$592,558	$621,935	(4.7%)

Same store cash NOI without Steward reserve		$180,274	$181,137	$174,785	3.1%	$541,456	$524,479	3.2%

PORTFOLIO OCCUPANCY AND ABSORPTION
			OCCUPANCY %			ABSORPTION (square feet in thousands)
	COUNT	SQUARE FEET	3Q 2024	2Q 2024	3Q 2023	SEQUENTIAL	Y-O-Y
Multi-tenant	467	27,517,175	87.9%	87.5%	87.0%	119	264
Single-tenant	112	5,780,908	99.5%	99.6%	99.6%	(5)	(3)
Joint venture	29	1,636,232	89.8%	89.6%	90.5%	2	(13)
Same store	608	34,934,315	89.9%	89.6%	89.2%	116	248
Planned dispositions	3	143,935	26.3%	24.7%	24.2%	2	3
Re/development	21	1,639,256	57.6%	57.6%	53.9%	(1)	60
Wholly owned and joint venture acquisitions	25	1,621,266	94.9%	94.6%	88.4%	4	105
Development completions	3	329,469	65.6%	66.1%	63.2%	(2)	75
Total portfolio	660	38,668,241	88.3%	88.0%	87.3%	119	491
Joint ventures	55	3,263,146	89.1%	90.2%	87.6%	(36)	49
Total wholly-owned	605	35,405,095	88.3%	87.8%	87.3%	155	442

Multi-tenant	533	32,239,995	86.5%	86.0%	85.1%	159	527

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Same store properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, same store properties exclude properties that were recently acquired or disposed of, properties classified as held for sale or intended for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.

HEALTHCARE REALTY	3Q 2024 SUPPLEMENTAL INFORMATION 23

Same Store [1,2,3]
DOLLARS IN THOUSANDS, EXCEPT PER SQUARE FOOT DATA

SAME STORE CASH NOI
	TOTAL
	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023	YTD 2024	YTD 2023
Base revenue	$217,874	$214,959	$215,919	$214,426	$212,518	$648,752	$634,952
Op. exp. recoveries	68,234	63,829	65,890	64,268	69,685	197,953	199,008
Revenues	$286,108	$278,788	$281,809	$278,694	$282,203	$846,705	$833,960
Expenses	105,834	99,802	101,764	100,636	107,418	307,400	309,481
Cash NOI	$180,274	$178,986	$180,045	$178,058	$174,785	$539,305	$524,479
Revenue per occ SF [4]	$36.49	$35.67	$36.10	$35.74	$36.19	$36.08	$35.66
Margin	63.0%	64.2%	63.9%	63.9%	61.9%	63.7%	62.9%
Average occupancy	89.8%	89.5%	89.4%	89.3%	89.3%	89.6%	89.3%
Period end occupancy	89.9%	89.6%	89.4%	89.4%	89.2%	89.9%	89.2%
Number of properties	608	608	608	608	608	608	608

Year-Over-Year Change
Revenue per occ SF [4]	0.8%					1.2%
Avg occupancy (bps)	+50					+30
Revenues	1.4%					1.5%
Base revenue	2.5%					2.2%
Exp recoveries	(2.1%)					(0.5%)
Expenses	(1.5%)					(0.7%)
Cash NOI	3.1%					2.8%

Cash NOI without Steward reserve	3.1%					3.2%

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Same store properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, same store properties exclude properties that were recently acquired or disposed of, properties classified as held for sale or intended for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.
3Excludes recently acquired or disposed properties, development completions, construction in progress, land held for development, corporate property, redevelopment properties, planned dispositions and assets classified as held for sale.
4Revenue per occ SF is calculated by dividing revenue by the average of the occupied SF for the period provided. Quarterly revenue per occ SF is annualized.

HEALTHCARE REALTY	3Q 2024 SUPPLEMENTAL INFORMATION 24

NOI Reconciliations [1]
DOLLARS IN THOUSANDS

BOTTOM UP RECONCILIATION
	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023	2Q 2023	1Q 2023
Net loss	($94,535)	($145,938)	($315,220)	($41,676)	($68,604)	($83,726)	($88,078)
Other income (expense)	105,657	156,631	327,646	54,382	74,621	112,818	94,407
General and administrative expense	20,124	14,002	14,787	14,609	13,396	15,464	14,935
Depreciation and amortization expense	163,226	173,477	178,119	180,049	182,989	183,193	184,479
Other expenses [2]	6,434	5,226	4,727	4,899	12,543	(11,969)	7,940
Straight-line rent expense	965	1,063	935	1,484	1,538	1,525	1,537
Straight-line rent revenue	(6,736)	(5,630)	(8,568)	(9,356)	(10,008)	(9,530)	(9,782)
Other revenue [3]	(8,334)	(5,433)	(7,006)	(5,078)	(6,446)	(4,992)	(733)
Joint venture property cash NOI	6,477	5,504	4,958	4,758	4,692	4,957	4,769
Cash NOI	$193,278	$198,902	$200,378	$204,071	$204,721	$207,740	$209,474
Planned dispositions	14	(57)	(39)	(86)	100	151	(531)
Redevelopment	(3,373)	(3,558)	(3,181)	(3,365)	(2,887)	(3,230)	(3,654)
Wholly owned and joint venture acquisitions	(2,406)	(1,368)	(835)	(614)	(817)	(651)	(148)
Development completions	(756)	(738)	(700)	(656)	(622)	(435)	(452)
Completed dispositions & assets held for sale	(6,483)	(14,195)	(15,578)	(21,292)	(25,710)	(28,258)	(30,312)
Same store cash NOI	$180,274	$178,986	$180,045	$178,058	$174,785	$175,317	$174,377
Same store joint venture properties	(4,387)	(4,395)	(4,393)	(4,224)	(4,178)	(4,318)	(4,149)
Same store excluding JVs	$175,887	$174,591	$175,652	$173,834	$170,607	$170,999	$170,228

TOP DOWN RECONCILIATION
	3Q 2024	2Q 2024	1Q 2024	4Q 2023	3Q 2023	2Q 2023	1Q 2023
Rental income before rent concessions	$310,080	$311,592	$321,833	$325,772	$336,503	$332,992	$328,115
Rent concessions	(3,581)	(3,457)	(3,757)	(3,696)	(3,168)	(3,312)	(4,022)
Rental income	$306,499	$308,135	$318,076	$322,076	$333,335	$329,680	$324,093
Parking income	2,363	2,463	2,545	2,392	2,751	2,370	2,391
Interest from financing receivable, net	2,117	2,094	2,117	2,132	2,002	2,180	2,227
Exclude straight-line rent revenue	(6,736)	(5,630)	(8,568)	(9,356)	(10,008)	(9,530)	(9,782)
Exclude other non-cash revenue [4]	(4,149)	(2,018)	(3,163)	(1,513)	(1,410)	(1,018)	3,594
Cash revenue	$300,094	$305,044	$311,007	$315,731	$326,670	$323,682	$322,523
Property operating expense	(120,232)	(117,719)	(121,078)	(121,362)	(131,639)	(125,395)	(122,040)
Exclude non-cash expenses [5]	6,939	6,073	5,491	4,944	4,998	4,496	4,222
Joint venture property cash NOI	6,477	5,504	4,958	4,758	4,692	4,957	4,769
Cash NOI	$193,278	$198,902	$200,378	$204,071	$204,721	$207,740	$209,474
Planned dispositions	14	(57)	(39)	(86)	100	151	(531)
Redevelopment	(3,373)	(3,558)	(3,181)	(3,365)	(2,887)	(3,230)	(3,654)
Wholly owned and joint venture acquisitions	(2,406)	(1,368)	(835)	(614)	(817)	(651)	(148)
Development completions	(756)	(738)	(700)	(656)	(622)	(435)	(452)
Completed dispositions & assets held for sale	(6,483)	(14,195)	(15,578)	(21,292)	(25,710)	(28,258)	(30,312)
Same store cash NOI	$180,274	$178,986	$180,045	$178,058	$174,785	$175,317	$174,377
Same store joint venture properties	(4,387)	(4,395)	(4,393)	(4,224)	(4,178)	(4,318)	(4,149)
Same store excluding JVs	$175,887	$174,591	$175,652	$173,834	$170,607	$170,999	$170,228

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Includes transaction costs, merger-related costs, rent reserves, above and below market ground lease intangible amortization, leasing commission amortization, non-cash adjustments for financing receivables, and ground lease straight-line rent.
3Includes management fee income, interest, above and below market lease intangible amortization, lease inducement amortization, lease termination fees, deferred financing cost amortization and principal related to investment in financing receivable, and tenant improvement overage amortization.
4Includes above and below market intangibles, lease inducements, lease termination fees, deferred financing cost amortization, financing receivable, and TI amortization.
5Includes above and below market ground lease intangible amortization, leasing commission amortization, and ground lease straight-line rent.

HEALTHCARE REALTY	3Q 2024 SUPPLEMENTAL INFORMATION 25

NOI Reconciliations [1]
DOLLARS IN THOUSANDS

RECONCILIATION OF NOI TO FFO AND NORMALIZED FFO
	3Q 2024	2Q 2024	1Q 2024
Cash NOI	$193,278	$198,902	$200,378
General and administrative expense	(20,124)	(14,002)	(14,787)
Straight-line rent	6,736	5,630	8,568
Interest and other income (expense), net	(132)	(248)	275
Management fees and other income	2,658	1,858	1,646
Note receivable interest income	1,787	1,771	2,421
Other non-cash revenue [2]	3,891	1,804	2,939
Other non-cash expenses [3]	(6,687)	(5,858)	(5,268)
Non-real estate impairment	(46,762)	(11,201)	—
Income taxes	448	454	336
Unconsolidated JV adjustments	(401)	(443)	(427)
Debt Covenant EBITDA	$134,692	$178,667	$196,081
Interest expense	(60,649)	(62,457)	(61,054)
Transaction costs	(719)	(431)	(395)
Leasing commission amortization [4]	5,827	5,151	4,467
Non-real estate depreciation and amortization	(1,232)	(1,278)	(1,424)
Gain on non-real estate assets	162	4,907	—
Non controlling interest	139	81	106
Goodwill impairment	—	—	(250,530)
Income taxes	(448)	(454)	(336)
Unconsolidated JV adjustments	(484)	(389)	(385)
FFO	$77,288	$123,797	($113,470)
Transaction costs	719	431	395
Lease intangible amortization	(10)	129	175
Significant non-recurring legal fees/forfeited earnest money received	306	465	—
Restructuring and severance-related costs	6,861	—	—
Merger-related fair value adjustment	10,184	10,064	10,105
Credit losses and gains on other assets, net	46,600	8,525	—
Goodwill impairment	—	—	250,530
Unconsolidated JV normalizing items	101	89	87
Normalized FFO	$142,049	$143,500	$147,822

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Includes above and below market lease intangibles, interest income related to sales-type leases, lease inducements, lease termination fees, deferred financing cost amortization, and principle related to investment in financing receivable and TI amortization.
3Includes above and below market ground lease intangible amortization, leasing commission amortization, and ground lease straight-line rent.
4Leasing commission amortization is included in the real estate depreciation and amortization add-back for FFO.

HEALTHCARE REALTY	3Q 2024 SUPPLEMENTAL INFORMATION 26

EBITDA Reconciliations [1]
DOLLARS IN THOUSANDS

RECONCILIATION OF EBITDA
	3Q 2024	2Q 2024	1Q 2024
Net loss	($94,535)	($145,938)	($315,220)
Interest expense	60,649	62,457	61,054
Income taxes	448	454	336
Depreciation and amortization	163,226	173,477	178,119
Unconsolidated JV depreciation, amortization, and interest	5,863	5,207	4,952
EBITDA	$135,651	$95,657	$(70,759)
Transaction costs	719	431	395
Gain on sales of assets	(39,310)	(38,338)	(22)
Impairments on real estate assets	37,632	120,917	15,937
Goodwill Impairment	—	—	250,530
Debt Covenant EBITDA	$134,692	$178,667	$196,081
Leasing commission amortization [2]	5,827	5,151	4,467
Lease intangibles, franchise taxes and prepaid ground amortization	692	980	975
Timing impact [3]	(1,511)	(1,438)	—
Stock based compensation	7,908	3,383	3,562
Allowance for credit losses	46,762	11,201	—
Rent reserves, net	(27)	1,261	(151)
Unconsolidated JV adjustments	101	89	87
Adjusted EBITDA	$194,444	$199,294	$205,021
Annualized Adjusted EBITDA	$777,776	$797,176	$820,084

RECONCILIATION OF NET DEBT
Debt (principal balance)	$5,200,907	$5,402,290	$5,372,710
Share of unconsolidated net debt	30,054	20,299	23,276
Cash [4]	(22,801)	(137,773)	(26,172)
Net debt	$5,208,160	$5,284,816	$5,369,814

Net debt to adjusted EBITDA	6.7x	6.6x	6.5x

Run-rate net debt to adjusted EBITDA	6.5x

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Leasing commission amortization is included in the real estate depreciation and amortization add-back for FFO.
3Timing adjustments to represent a full quarter impact of acquisitions and dispositions. Properties contributed into a joint venture are adjusted at the Company's share. Timing adjustments also include non-recurring impacts due to one-time items recognized in the quarter.
42Q 2024 cash includes $96.0 million of proceeds from a portfolio disposition held in a cash escrow account as of June 30, 2024.

HEALTHCARE REALTY	3Q 2024 SUPPLEMENTAL INFORMATION 27

Components of Net Asset Value [1]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

CASH NOI BY PROPERTY TYPE
	3Q 2024
ASSET TYPE	SAME STORE [2]	ACQ./DEV. COMPLETIONS [3]	REDEVELOPMENT	TIMING/OTHER ADJUSTMENTS [4]	ADJUSTED CASH NOI	ANNUALIZED ADJUSTED NOI
MOB/Outpatient	$166,011	$3,036	$3,373	$3,143	$175,563	$702,252
Inpatient/Surgical	8,957	126	—	—	9,083	36,332
Office	5,306	—	—	—	5,306	21,224
Total Cash NOI	$180,274	$3,162	$3,373	$3,143	$189,952	$759,808

DEVELOPMENT PROPERTIES
Land held for development	$52,408
Re/development budget	235,135
$287,543

OTHER ASSETS
Disposition pipeline [5]	$148,430
Unstabilized properties [6]	245,188
Cash and other assets [7]	373,613
$767,231

DEBT
Unsecured credit facility	$206,000
Unsecured term loans	1,250,000
Senior notes	3,699,285
Mortgage notes payable	45,622
Company share of joint venture net debt	30,054
Remaining re/development funding	63,516
Other liabilities [8]	309,357
$5,603,834

TOTAL SHARES OUTSTANDING
As of September 30, 2024 [9]	359,456,876

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2See Same Store schedule on pages 23 - 24 for details on Same Store NOI.
3Adjusted to reflect quarterly NOI from properties acquired or stabilized re/developments completed during the full five quarter period that are not included in same store NOI.
4Timing adjustments include adjustments to reflect full quarterly stabilized NOI of a recently completed development of $0.7 million, full quarter NOI for JV contributed assets of $0.6 million, and management fee income of $2.5 million, offset by $0.7 million of positive NOI for unstabilized properties, which are shown in other assets.
5Includes assets held for sale and planned dispositions.
6Includes 30 properties at their gross book value. These properties were comprised of 1.2 million square feet that generated positive NOI of $0.7 million.
7Includes cash of $26.2 million, notes receivable of $120.0 million, prepaid assets of $140.9 million, accounts receivable of $43.7 million, prepaid ground leases of $18.9 million, and other investments of $6.0 million. In addition, includes the Company's occupied portion of its corporate headquarters in Nashville of $17.9 million.
8Includes only liabilities that are expected to reduce future cash or NOI and that are currently producing non-cash benefits to NOI. Included are accounts payable and accrued liabilities of $200.9 million, security deposits of $32.3 million, financing right of use liabilities of $71.9 million, and deferred operating expense reimbursements of $4.3 million.
9Total shares outstanding includes OP units.

HEALTHCARE REALTY	3Q 2024 SUPPLEMENTAL INFORMATION 28

Components of Expected FFO
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	EXPECTED 2024		ACTUAL	ACTUAL
	LOW	HIGH	YTD 2024	3Q 2024
OPERATING METRICS
Multi-tenant absorption (bps)	140	160	106	49
Multi-tenant portfolio cash NOI growth [1]	3.4%	3.7%	3.4%	3.5%
Single-tenant portfolio cash NOI growth [1]	1.0%	2.0%	3.3%	3.5%

Same store cash NOI growth, including Company's share of JVs [1]	2.5%	3.5%	3.2%	3.1%
Same store lease retention rate	80.0%	85.0%	83.8%	80.5%

Normalized G&A	$55,000	$57,000	$42,052	$13,263
Straight-line rent, net	25,000	27,000	20,203	5,771

CAPITAL FUNDING
Acquisitions	$—	$—	$—
JV and disposition proceeds	1,050,000	1,150,000	875,288
Re/development	140,000	160,000	110,966
1st generation TI and acq. capex	50,000	60,000	41,108
Maintenance capex
2nd generation TI	60,000	70,000	49,442
Leasing commissions paid	43,000	47,000	35,493
Building capital	33,000	36,000	25,587
Total maintenance capex	136,000	153,000	110,522

CASH YIELD
Acquisitions	—%	—%	—%
Dispositions	6.4%	6.8%	6.6%
Development (stabilized)	7.0%	8.5%
Redevelopment (stabilized)	9.0%	12.0%

EARNINGS AND LEVERAGE
Earnings per share	$(1.60)	$(1.59)	$(1.49)
Normalized FFO per share	$1.55	$1.56	$1.16
Run-rate net debt to adjusted EBITDA [2]	6.0x	6.5x	6.5x

1Adjusted to exclude the impact of the Steward revenue reserves.
2Run-rate net debt to adjusted EBITDA reflects expected proceeds from additional asset sales and JV transactions. Net debt to adjusted EBITDA was 6.7x at September 30, 2024.

HEALTHCARE REALTY	3Q 2024 SUPPLEMENTAL INFORMATION 29